Exhibit 24.1

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael J. O'Brien, and any other duly appointed Secretary or Assistant Secretary of Omnicom Group Inc., with full power of substitution and revocation, as the undersigned's true and lawful authorized representative and attorney-in-fact to:

      (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of Omnicom Group Inc. (the "Company"), Forms 3, 4, and 5, and all successor or similar forms, and any and all amendments or supplements thereto, in accordance with Section 16 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder;

      (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such form or schedule and the timely filing of such form or schedule, with all exhibits thereto and other documents in connection therewith with the United States Securities and Exchange Commission and any stock exchange or stock market or other authority; and

      (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact's substitute shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in service in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or any other provision of the 1934 Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, and all successor or similar forms and any and all amendments or supplements thereto, with respect to the undersigned's holding of transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of May, 2006.

                                               /s/ Thomas L. Harrison
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                                               Signature:  Thomas L. Harrison

                                               Thomas L. Harrison
                                               -------------------------------
                                               Print:  Thomas L. Harrison